Exhibit 10.4
AMENDMENT NO. 1 TO LICENSE AGREEMENT
     This Amendment No. 1 to License Agreement (the “Amendment”) is made as of December 5, 2005 (the “Effective Date”) by and between Epic Games, Inc., a Maryland corporation with offices at 620 Crossroads Blvd., Cary, NC 27511 (“Epic”), and Midway Home Entertainment Inc., a Delaware corporation with offices at 10110 Mesa Rim Road, San Diego, California 92121 (“Midway”).
RECITALS
     WHEREAS, Epic and Midway entered into an Unreal Engine 3 License Agreement on January 14, 2005 (the “License Agreement”) whereby Midway obtained the right to develop, market and sublicense video games using Epic’s Unreal Engine 3; and
     WHEREAS, Epic and Midway have determined that it is in the best interest of each of the parties that the License Agreement be amended in accordance with the requirements of Section 12(c) of the License Agreement.
     NOW, THEREFORE, in consideration of the mutual obligations and covenants set out herein and for good consideration the parties agree as follows:
AGREEMENT
1. Definitions. All capitalized terms used in the License Agreement will have the same meaning where used in this Amendment.
2. Implementation. Notwithstanding the listing of [      *     ] or its Affiliates (“[      *      ] ”) on Exhibit C of the License Agreement, and subject to the terms and conditions set forth in this paragraph below, Epic hereby grants Midway and/or its Affiliates the limited right to use [      *      ] or its Affiliates (companies with offices at [      *      ]) as a Software Development Contractor in accordance with the terms and conditions of the License Agreement solely with respect to the Games tentatively entitled “Stranglehold,” “[     *      ] ” “[      *      ] ,” “Area 52” and “[      *      ].” In accordance with Section 8(c) of the License Agreement, Midway hereby notifies Epic that it will disclose Epic’s Confidential Information to [      *      ] in connection therewith; provided, however, Midway shall not provide [      *      ] with direct access to Epic’s development source code and object code database for the Licensed Technology, but instead shall ensure that an authorized intermediary (e.g., an employee of Midway or its Affiliates) with access to such database provides the Licensed Technology to [      *      ] , and that [      *      ] ’s access to the Licensed Technology source code occurs at the offices of Midway or its Affiliates or their contractors other than [      *      ] . For the purpose of clarity, Epic acknowledges that Midway’s use of [      *      ] as a Software Development Contractor for the specific Games listed in this paragraph above is not prohibited by Exhibit C of the License Agreement, and Midway acknowledges that “[     *     ] or its Affiliates” shall remain on Exhibit C of the License Agreement.
3. Amendment.
     Epic’s address in the License Agreement is hereby amended to the address listed on this Amendment above.

*Information has been omitted from this document and filed separately with the SEC under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

4. Limitation of Amendment. Other than as expressly set out herein, this Amendment does not amend or modify the License Agreement in any way. The License Agreement, as amended and supplemented by this Amendment, shall remain in full force and effect in accordance with its terms.
5. Effective Date of Amendment. This Amendment, and the amendments made to the License Agreement by this Amendment, will be effective as of the Effective Date.
6. Counterparts. This Amendment may be executed in counterparts, each of which will be deemed an original Amendment for all purposes and which collectively will constitute one and the same Amendment.
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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

EPIC GAMES, INC.		MIDWAY HOME ENTERTAINMENT INC.

By:	/s/ Jay Wilbur	By:	/s/ Matt Booty

Name:		Name:
Title:		Title: